Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) was entered into and between the following parties in Jinjiang, Fujian Province, the People’s Republic of China (the “PRC”) on 18 November, 2010.:

Party A (the “Pledgee”):

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Legal Representative: Lam Meiying

Party B (the “Pledgors”):

Ding Baojian
ID Number: 35058219650824574
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

Ding Baofu
ID Number: 350582721015053
Address:	Dongmei No.34, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

Ding Changming
ID Number: 350582197805140531
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province

Party C:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Legal Representative: Ding Baojian

WHEREAS:

1.	The Pledgee is a wholly foreign-owned enterprise duly registered and validly existing in the PRC.

2.	Party C. is a limited liability company duly registered and validly existing in the PRC.

3.	The Pledgors are interested in Party C: Ding Baojian owns 33.34% equity interest in Party C, Ding Baofu owns 33.33%, Ding Changming owns 33.33%.

4.
The Pledgee, the Pledgors and Party C have entered into certain Exclusive Business Consultation and Services Agreement, Business Operation Agreement, Option Agreement and Intellectual Property License Agreement dated as of 18 November, 2010.

5.
In order to guarantee that the Pledgee normally collects the fees for business consulting and service under Exclusive Business Consulting and Services Agreement from Party C owned by the Pledgor, and to ensure the performance of Exclusive Business Consulting and Services Agreement, Business Operation Agreement, Option Agreement and Intellectual Property License Agreement, the Pledgors are willing to severally and jointly pledge all their Equity Interests in Party C to the Pledgee as a security for the performance of the obligations under the aforesaid agreements. The Pledgee shall be Party A.

THEREFORE, The Parties, through friendly negotiation in the principles of equality and mutual benefits, hereby agree the following:

1.	Definitions

Unless otherwise provided in this Agreement, the following terms shall have the meanings ascribed to it as follows:

1.1	“Pledge” has the meaning set out in Section 2 hereunder.

1.2	“Equity Interests” means 100% Equity Interests in Party C legally and jointly held by the Pledgors and all of the rights in and interests at present and in future based on such Equity Interests.

1.3
“Controlling Agreements” means Exclusive Business Consultation and Service Agreement, Option Agreement, Business Operation Agreement and Intellectual Property License Agreement executed by the Pledgee, Party C and other relevant parties dated as of 18 November, 2010.

1.4	“Event of Breach” means any event defined in Section 7 hereunder.

1.5	“Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

2.1	The Pledgors agree to pledge all the Equity Interests in Party C to the Pledgee as the security for the Pledgee’s rights and interests under the Controlling Agreements.

2.2
The Pledge under this Agreement covers all fees (including legal fees), costs and losses, interests, liquidated damages, compensations and expenses for enforcement of the Pledge to be paid by Party C and/or Pledgors to Pledgee under the Controlling Agreements, and the liabilities to be borne by Party C and/or Pledgors in case the Contolling Agreements become void as a whole or in part due to any reason.

2.3
The Pledge of equity under this Agreement refers to the priority of the Pledgee to be compensated from the proceeds of the conversion, auction, or sale of the Equity Interests pledged by the Pledgors to the Pledgee.

2.4
Unless otherwise agreed by Pledgee in writing after the effective date of this Agreement, the Pledge under this Agreement may be discharged only when Party C and Pledgors have performed all of the obligations under the Controlling Agreements subject to the Pledgee’s written consent. If Party C or Pledgors have not fully performed all or any part of its obligations under the Controlling Agreements upon the expiry of the term stipulated in such Controlling Agreements, the Pledgee hereunder will still enjoy the rights of pledge until all of such obligations under such agreements are fully performed in the forms reasonable and satisfactory to Pledgee.

3.	Effectiveness

3.1	This Agreement shall come into existence as of the date executed or sealed by all Parties and come into effect as of the date when the Pledge is recorded in the Register of Shareholders of Party C.

3.2
The Pledgee is entitled to enforce the Pledge hereunder with reasonable notice if Party C fails to pay the consulting and service fees under and in accordance with the Business Consulting and Service Agreement and the Intellectual Property License Agreement or otherwise fails to fully perform the Business Operation Agreement, the Assets Transfer Agreement or the Option Agreement.

4.	Physical Possession Of Documents

4.1
Pledgors and Party C shall (1) register the Pledge in the shareholders' register of Party C within 10 business days following the execution of this Agreement, and (2) submit an application to the relevant Administration for Industry and Commerce (“AIC”) for the registration of the Pledge of the Equity Interest contemplated herein within 5 business days following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”).  For matters not specified in the AIC Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgors and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

4.2
If any change occurs to any item of the Pledge and such change needs to be registered or filed, the Pledgee and the Pledgors shall register or file such changes within five (5) working days as of the day of change, and shall submit relevant documents for the registration change.

4.3
During the term of the Pledge of the equity, the Pledgors shall instruct Party C not to distribute any dividend, bonus, or adopt any profits distribution plan. If the Pledgors shall be entitled to any benefit other than dividend and profits distribution plan, the Pledgors shall instruct Party C to liquidate such payments (after cashing) and directly pay the same into the bank account designated by the Pledgee as per the Pledgee’s request. Pledgors shall not use money deposited into the bank account without the prior written consent of the Pledgee.

4.4
During the term of the Pledge of the Equity, if any Pledgor subscribes new capital contribution or purchases any of the Equity Interests in Party C owned by another Pledgor (“Additional Equity”), the Additional Equity shall automatically become the Equity Interests pledged under this Agreement, and the Pledgor shall complete all the statutory procedures necessary for the Pledge of the Additional Equity within ten (10) working days after acquiring the Additional Equity. If the Pledgor fails to complete the relevant procedures pursuant to this Section 4, the Pledgee shall have the right to forthwith enforce the Pledge pursuant to Section 8 of this Agreement.

5.	Representations and Warranties of the Pledgors

The Pledgors hereby represent and warrant to the Pledgee as follows upon the execution of this Agreement, and acknowledge that the Pledgee enters into this Agreement in reliance of such representations and warranties to execute and perform this Agreement:

5.1	Each Pledgor is the legal owner of its Equity Interests hereunder and is entitled to create Pledge on such the Equity Interests.

5.2
During the term of equity Pledge under Section 2.4 hereof, the Pledgee shall not be legally claimed by or duly interfered with any other party when the Pledgee enforces or exercise the Pledge at any time in accordance with this Agreement.

5.3	The Pledgee is entitled to enforce the Pledge in accordance with relevant laws, regulations and this Agreement.
5.4
Each Pledgor has all requisite corporate powers and authorities to execute and perform this Agreement, the execution and performance of which will not constitute breach of any applicable laws and regulations. The authorized signatory hereunder has full lawful and valid authorization.

5.5
Except for the Pledge under this Agreement, there is no other encumbrance or any security interests (including but not limited to pledge) in favor of any third party on the Equity Interests under the Pledge.

5.6
There is no pending or possible civil, administrative or criminal litigation or administrative penalty or arbitration in respect of the Pledge of the Equity Interests hereunder at the date of this Agreement.

5.7	There are no outstanding taxes, fees or legal proceedings or formalities due and unaccomplished with respect to the Equity Interests hereunder.

5.8	Each term of this Agreement reflects the true intent of each Pledgor and has binding force on it.

6.	Covenant of the Pledgor

6.1	During the term of this Agreement, each Pledgor covenants to the Pledgee that it shall:

6.1.1
without prior written consent of the Pledgee, not transfer or assign the Equity Interests to, create or permit to create any pledge or security interest, which may have an adverse effect on the rights or benefits of the Pledgee, in favor of any third party, except for the transfer of the Equity Interests to the Pledgee or the person designated by the Pledgee as required by the Pledgee;

6.1.2
comply with and implement all applicable laws and regulations with respect to the Pledge, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five (5) working days upon receiving such notices, orders or suggestions and take actions in accordance with the reasonable instruction of the Pledgee;

6.1.3
timely notify the Pledgee of any event or any received notice which may affect the Pledgor’s Equity Interests or any part of its right therein, and any event or any received notice which may change the Pledgor’s any obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement, and take actions in accordance with the reasonable instructions of the Pledgee.

6.2
The Pledgors agree that the Pledgee’s rights to enforce the Pledge pursuant to this Agreement shall not be suspended or hampered by the Pledgors or any of its successors or assigns or any other person.

6.3
The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the obligations of the Pledgor and/or Party C under the Controlling Agreements, the Pledgors shall make all necessary amendments to Party C’s articles of association (if applicable), and procure the other parties interested in the Pledge to execute all the title certificates, contracts, and/or perform and cause other interested Parties to take actions as required by the Pledgee and assist in the enforcement of the Pledge under this Agreement, enter into all the documents with respect to the changes of share certificate with the Pledgee or any third party designated by the Pledgee, and provides the Pledgee with all the documents it deems necessary for the Pledge within the reasonable period.

6.4	The Pledgors covenants to the Pledgee that, in the interest of the Pledgee, the Pledgors shall comply with and perform all the warranties, covenants, agreements and representations.

7.	Events of Breach

7.1	Any of the following events shall be deemed as an Event of Breach:

7.1.1
Party C or its successors or assigns fails to make full payment of service fees under the Service Agreement on schedule, or the Pledgors or its successors or assigns fails to perform the Business Operation Agreement, Option Agreement, Exclusive Business Consulting and Service Agreement and Intellectual Property License Agreement;

7.1.2
Any of representations, warranties or covenants under Sections 5 and 6 of any Pledgor is misleading or incorrect in material aspect, and/or the Pledgor is in violation of any representations or warranties under Sections 5 and 6;

7.1.3	The Pledgors materially breach any term of this Agreement;

7.1.4	The Pledgors waive the Equity Interests pledged or transfer the Equity Interests pledged without prior written consent of the Pledgee except otherwise provided under Section 6.1.1 herein;

7.2
Any Pledgor shall immediately give a written notice to Pledgee if it has the knowledge or is aware of any event under Section 7.1 or any event that may result in any of the foregoing event has occurred.

7.3
Unless the Event of Breach under Section 7.1 has been settled to the Pledgee's satisfaction, the Pledgee, on the date when the Event of Breach occurs or any time thereafter, may give a written Notice of Breach to the Pledgor and require the Pledgors and/or Party C to forthwith pay all fees and other payables due and outstanding under the Controlling Agreements or timely perform the Business Operation Agreement, the Option Agreement, the Intellectual Property License Agreement. If the Pledgor fails to timely redress or cure its breach or make necessary remedies within ten (10) days upon such written notice, the Pledgee shall be entitled to enforce the Pledge in accordance with Section 8 herein.

8.	Enforcement of the Pledge

8.1
The Pledgor shall not transfer the Equity Interests pledged without prior written approval by the Pledgee prior to the full payment of the fees and the full performance of the obligations under Controlling Agreements.

8.2	The Pledgee shall give the Notice of Breach to the Pledgors when it exercises the right of pledge.

8.3	Subject to Section 7.3, the Pledgee may enforce the Pledge at any time after it gives the Notice of Breach in accordance with Section 7.3 of this Agreement.

8.4
The Pledgee shall have the priority in receiving compensation out of the proceeds from the disposition by agreement, auction or sale of whole or part of the Equity Interests pledged hereunder in accordance with legal procedures until the all outstanding fees and other payables under the Controlling Agreements are paid off, and the full performance of the Business Operation Agreement, the Option Agreement and the Intellectual Property License Agreement.

8.5
The Pledgors shall not hinder the Pledgee from disposing the Pledge when the Pledgee exercises the Pledge in accordance with this Agreement. The Pledgors shall give necessary assistance in the enforcement of the Pledge.

9.	Transfer

9.1	The Pledgors shall not transfer any of its rights and/or obligations hereunder to any third party without prior written consent of the Pledgee.

9.2
Pledgee is entitled to transfer or assign all or part of its rights and obligations under the Controlling Agreements at any time. Under such situation, the transferee shall have and bear the rights and obligations borne by the Pledgee under this Agreement. When the Pledgee transfers the rights and obligations under the Controlling Agreements, the Pledgor shall execute relevant agreements and/or documents for such purpose as per the request of the Pledgee.

9.3
After the Pledgee is changed resulting from the transfer, the new Parties to the Pledge shall execute a new pledge agreement and the new Parties of the Pledge shall handle all the relevant registration procedures.

10.	Fees and other Expenses

All expense and actual costs in connection with this Agreement, including but not limited to legal fees, paper cost, stamp duty and any other taxes and charges, shall be borne half by Party A and Party B respectively.

11.	Force Majeure

11.1
“Event of Force Majeure” means any event that is unforeseeable or beyond the reasonable control of the Party affected and cannot be prevented with reasonable care, which includes but is not limited to the acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. However, deficiency of credit, fund or financing shall not be deemed as the item out of reasonable control of the Party. The Party affected by an Event of Force Majeure who claims to be exempted from performing any obligations under this Agreement or under any section herein shall notify each other Party promptly of such exemption.

11.2
When performance of this Agreement is suspended or prevented due to an Event of Force Majeure defined as the above, the Party affected by such Event of Force Majeure shall be exempted from any liability under this Agreement to the extent of such suspend or prevention. The Party affected shall take proper measures to decrease or diminish the impacts from such Event of Force Majeure and make reasonable and practicable efforts to resume the performance suspended or prevented by the Event of Force Majeure, so that it may be exempted from performing such obligations to the extent of the part of the obligations suspended or prevented. Once the Event of Force Majeure ceased, the affected Party shall make its best endeavors to resume the performance of this Agreement.

12.	Governing Law and Dispute Resolution

12.1	The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.2
The Parties shall strive to settle any dispute arising from the interpretation or execution of this Agreement through negotiation in good faith. In case no settlement can be reached through consultation, each Party may submit such dispute to Xiamen Arbitration Commission for arbitration in accordance with its then-current and effective arbitration rules. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties.

12.3	Each Party shall continue to perform its obligations in good faith in accordance with this Agreement except for the matters in dispute.

13.	Notice

Any notice or correspondence given by the Parties hereunder, shall be in writing and shall be delivered in person registered mail, postage prepaid mail, recognized courier service or by facsimile transmission to the address of the relevant Party or Parties set forth below:

Party A:

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Lam Mei Ying

Party B:

Ding Baojian
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

Ding Baofu
Address:	Dongmei No.34, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

Ding Changming
Address:	East Kaituo Road No.9, Jiangtou village, Chendai Town, Jinjiang City, Fujian Province
Fax:	0595-85192329
Telephone:	0595-85196329

Party C:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Ding Baofu

14.	Waiver

The Pledgee’s non-exercise or suspend in exercise of any right, remedie, power or privilege hereunder shall not be deemed as a waiver thereof. Any single or partial exercise of the rights, remedies, power and privileges shall not exclude the Pledgee from exercising any other rights, remedies, power and privileges. The rights, remedies, power and privileges hereunder are accumulative and shall not exclude the application of any other rights, remedies, power and privileges under any applicable laws.

15.	Miscellaneous

16.1	Any amendment, supplement or modification to this Agreement shall be in writing and come into effect upon being executed or sealed by the Parties hereto.

16.2
The Parties hereby acknowledge that they enter into this Agreement in good faith on the basis of equality and mutual benefit. In case any provision in this Agreement is void or unenforceable due to incompliance with relevant laws, such provisions shall be deemed to become null and void and unenforceable to the extent provided by the applicable laws, and the balance of this Agreement will remain enforce.

16.3	This Agreement is made in English, with five [5] originals.

(Signature Page to the Share Pledge Agreement)

Party A:

AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD

Authorized Representative:	/s/ LAM Mei Ying

Party B:

Ding Baojian

Signature:	/s/ DING Baojian

Ding Baofu

Signature:	/s/ DING Baofu

Ding Changming

Signature:	/s/ DING Changming

Party C:

Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd

Authorized Representative:	/s/ DING Baojian